Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Appliance Recycling Centers of America, Inc. and Subsidiaries (collectively, the “Company”) of our report dated June 8, 2018, relating to the consolidated financial statements of the Company, appearing in the Audit Report on Form 10-K of the Company as of and for the year ended December 30, 2017.

/s/ SingerLewak LLP

Los Angeles, California

August 10, 2018